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                                                                    EXHIBIT 99.1
                                 Press Release



          For Immediate Release
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Dan Toporek                         Julie Myers
Senior Manager, Public Relations    Investor Relations
650-752-1627                        650-470-4217
dtoporek@GetThere.com               getthere@stapleton.com
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GETTHERE ACQUIRES ALLMEETINGS CORPORATION


GETTHERE EXPANDS ONLINE TRAVEL PROCUREMENT PLATFORM TO SERVE $120 BILLION MEETINGS MARKET


MENLO PARK, Calif., July 19, 2000 - GetThere Inc. (NASDAQ: GTHR), today announced it has agreed to acquire AllMeetings Corporation of Las Vegas, Nevada for approximately $25 million in cash and stock.  The acquisition will allow

GetThere to deliver the first integrated online corporate travel and meeting management system.  GetThere, which currently provides the industry's leading system for corporate intranet travel procurement, is expanding its platform to serve meeting planners who spend more than $120 billion a year on events and meetings.  The integration also serves to increase the adoption of GetThere's online travel procurement system for all aspects of corporate travel.

     For many corporations, meetings are one of the most difficult expenses to track and manage. Integrating AllMeetings' solution with GetThere's travel procurement system creates the first integrated offering to address sourcing,

registration, travel booking and reporting. It will give meeting participants the ability to book flights, hotels and other elements of a business meeting trip through a single location on their corporate intranet, while taking advantage of contracted rates.  It will allow meeting planners to arrange events online, with the ability to capture pertinent information on expected and actual costs automatically, a process that currently requires manually gathering attendees' information.

     "The integration of AllMeetings' solution provides a significant new capability to GetThere's large and growing base of corporate travel procurement customers," said Gadi Maier, president and CEO of GetThere Inc.  "This also provides a new revenue opportunity for GetThere by creating a convenient alternative to handle meeting transactions online."

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     "There have been some companies teaming to provide meeting management with travel booking systems.  This is the first truly integrated solution," said

Glenn Bingham, President at AllMeetings.  "Corporations can now have a single supplier, to service, track and coordinate all their travel and meeting needs."

     GetThere's new integrated meeting strategy is a natural extension to the

GetThere Supplier Network that the company announced this summer.  The Supplier

Network includes leading airline, car rental and lodging companies that are signed up to directly connect with corporate buyers that book travel online in the GetThere Marketplace.  Lodging companies in the GetThere Supplier Network gain additional opportunities to work directly with corporate buyers for online meeting planning.  AllMeetings also has lodging relationships that could expand the GetThere Supplier Network.



The GetThere Marketplace

     The GetThere Marketplace is the largest B2B Internet travel marketplace that connects major buyers of corporate travel services with the world's leading airline, hotel, rail and car rental suppliers.  By putting these two groups together in one unified community on the Web, buyers can streamline travel procurement, and sellers can significantly reduce their travel distribution costs.  The GetThere Marketplace provides online travel booking for a corporation's employees, while improving efficiency in the buying process and incorporating advanced e-commerce capabilities.  It also provides value-added services for the traveler, such as wireless access, online ground transportation and restaurant reservations.

     AllMeetings will remain in Las Vegas as a division of GetThere, run by its existing management and employees.  Combined GetThere and AllMeetings solutions will be available to customers immediately, with integration happening over the next year.



About All Meetings

     AllMeetings was founded in 1997.  AllMeetings.com offers savings in both time and money by streamlining the meeting planning process. Users can search thousands of properties to receive hotel information, send electronic RFPs, and obtain results ranked by an overall meeting budget, including both the cost of the meeting and associated travel. This search provides unbiased results based on costs, and then assists users in making a decision.

     In addition to the AllMeetings.com site, AllMeetings also provides meeting planning capabilities that run on the corporate intranets of Fortune 1000 corporations.  These tools help companies gain control over

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their travel and meeting planning budgets by integrating pre-negotiated rates and vendors into the planning process. The intuitive system has simple interfaces to expedite learning and productivity so that even the most inexperienced administrative person can easily plan a meeting. The corporate intranets include e-mail reminders, lists of all internal planners and a calendar to create the most powerful meeting planning tool available online today.


About GetThere

     GetThere (Nasdaq: GTHR) operates the world's largest Internet marketplace focused on business-to-business travel services. GetThere's systems are used to provide online travel procurement to employees at leading corporations such as Boeing, Chevron, Cisco, Cox Communications, Lucent, MetLife, Nike and Xerox. GetThere also powers online travel sites for leading airlines, including Alitalia, All Nippon Airways, America West, British Airways, Northwest Airlines, TWA and United Airlines. GetThere can be found on the Web at www.getthere.com.
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GetThere, the GetThere logo, The GetThere Marketplace, and The GetThere Supplier
Network are trademarks of GetThere Inc.

Information in this press release that involve GetThere's expectations, beliefs, hopes, plans, intentions, strategies or the company's future financial performance including the potential benefits of the company's acquisition of AllMeetings are forward-looking statements that involve risks and uncertainties. All such forward-looking statements are based upon information available to GetThere as of the date of the release, and GetThere assumes no obligation to update these statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Factors that could cause actual results to differ materially from those in the forward-looking statements include the possibility that the integrated offering will not meet with anticipated customer acceptance or yield the anticipated financial results. Other factors are described in GetThere's reports and documents filed from time to time with the Securities and Exchange Commission, including GetThere's Form 10-Q filed on June 13, 2000.

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